UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2015

Date of Report (Date of earliest event reported)

ProVest Global, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-183797	68-0682040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 W. Rio Salado Parkway Suite 215 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

(480) 339-0181

Registrant’s telephone number, including area code

6955 N Durango Drive Suite 115-240 Las Vegas, NV	89149
(Address of principal executive offices)	(Zip Code)

_______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective February 25, 2015, ProVest Global, Inc. (the “Company”) accepted the resignations of follows:

Ms. Maria Tzetzangari Ibarra Junquera as CEO and Member of the Board of Directors

Mr. Garth Jenson, CFO, Treasurer and Member of the Board of Directors

Mr. Ricardo Leon Vera Member of the Board of Directors

Mr. David Price as Secretary

The resignations of these officers and directors was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, the following officers and directors were appointed:

Mr. Robbie Chua, CEO and a Member of the Board of Directors

Mr. Revi Janardhanan Pillai as CFO and a Member of the Board of Directors

Mr. S.K. Ho as Secretary and a Member of the Board of Directors

Biographies

Robbie (Seong Seng) Chua (age 52)

Mr. Chua is an Economist and has more than 20 years of experience in corporate finance specializing in property development and listing of companies in various stock exchanges in the world.

For the last 28 years, Mr. Chua has owned and operated a registered real estate agency and property consultancy firm, located in Malaysia and with operations and clientele from Europe, South East Asia and the Middle East. Mr. Chua specializes in managing property and plantation structured corporate transactions, particularly in financing and marketing including reverse take-overs.

Mr. Chua sits on the board for various construction companies from China seeking for mega construction contracts in Malaysia.

Mr. Chua has in listing companies on the Malaysian Stock Exchange, Singapore Stock Exchange, London Stock Exchange and the Frankfurt Stock Exchange and US Stock Exchange.

Revi Janardhanan Pillai (age 51)

Mr. Pillai is a member of the Malaysian Institute of Certified Public Accountants.

Since February 2014, Mr. Pillai has been the CFO of the ROGP Group, a Malaysian firm involved in investment holding, property development and direct marketing. From November 2012 to January 2014, Mr. Pillai was the Deputy CFO for Gryphon Energy Group, an oil and gas company located in Kuala Lumpur, Malaysia. From November 2010 to November 2012, Mr. Pillai was the Deputy CFO for Novelty Group, Singapor, a property development and construction company. From February 2010 to November 2010, Mr. Pillai was the head of the internal audits for Eversendai Corp., a structural steel and construction company located Rawang, Malaysia.

S.K. Ho (age 57)

Ho Shih Khiam is a trained accountant and since the age of 20 he was been engaged in auditing, accounting and financial environment. With the experience gained from the past, he was appointed as the HOD of accounting and finance department in the past employments. Later, he diversified himself into other fields as a Manager in Operation and was involved in product packages designing, marketing and sales promotion designing, and will manage the company’s recognition and award presentation events.

Prior to his appointment as the Company’s Secretary, he served as the General Manager of a Malaysian based Multi National multi-level marketing company, that merchandised food supplements and household consumables. Since this company ventured into Singapore, Brunei, Thailand, and Indonesia, he supervised the setting up of each country-standard operational and the financial reporting procedure.

Concurrently, since 2004, together with his wife, Ederlyn Lai Kok Foon, he founded a licensed travel agency, known as Meridianvest Travel & Tours Sdn Bhd. He serves as this company’s day to day manager of operations, cash flow, financial planning, costing of travel incentive packages and statutory financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVEST GLOBAL, INC.

By:	/s/ Robbie Chua
Name: Robbie Chua Title: CEO

 DATED: February 25, 2015